Exhibit 10.1
WAIVER AND AMENDMENT
Dated as of May 27, 2006
HEI, Inc.
1495 Steiger Lake Lane
Victoria, MN 55386

Attn:	Mack V. Traynor, CEO
Dear Mr. Traynor:
          Reference is made to that certain Term Loan Agreement (the “Loan Agreement”), dated October 28, 2003, by and between HEI Inc., a Minnesota corporation (the “Borrower”) and Commerce Bank, a Minnesota banking corporation (the “Lender”), as amended by the certain Waiver and Amendment dated as of November 30, 2003, between Borrower and Lender; and that certain Promissory Note (the “Promissory Note”), dated October 28, 2003, made by the Borrower in favor of the Lender.
          The Borrower has advised the Lender that preliminary financial results for the Borrower’s quarterly reporting period ended May 27, 2006, indicate that as of such date the Borrower failed to comply with the Debt Service Coverage Ratio covenant set forth in Section 6.10 of the Loan Agreement, and, consequently Borrower would be deemed to have been in default under Section 6.10 of the Loan Agreement as of May 27, 2006. The Borrower has further advised the Lender that the Borrower is likely to be in default under Section 6.10 of the Loan Agreement until completion of the Borrower’s quarterly reporting period ending November 25, 2006. The Borrower has accordingly requested certain waivers relating to Sections 6.10 of the Loan Agreement.
          In consideration of the promises herein set forth, and subject to Sections 9.1 and 9.2 of the Loan Agreement and, the Borrower and the Lender hereby agree as follows:
          1.      The Lender hereby waives the Borrower’s default existing as of the date hereof under Section 6.10 of the Loan Agreement.
          2.      The Lender hereby waives the Borrower’s compliance with the Debt Service Coverage Ratio covenant under Section 6.10 of the Loan Agreement, to and including Borrower’s reporting period ending August 31, 2006. Borrower will be required to comply with the Debt Service Coverage Ratio under Section 6.10 of the Loan Agreement as of the reporting period ending November 25, 2006.

HEI, Inc.
Waiver and Amendment
May 27, 2006

          3.      As a condition to the effectiveness of the waivers by the Lender contained herein, the Borrower shall, on or before June 30, 2006, re-establish the $100,000 Payment Reserve Account with Lender pursuant to the provisions of Section 6.9 of the Loan Agreement, except that the release provisions set forth in the second paragraph of Section 6.9 of the Loan Agreement are hereby amended and restated as follows:
“Notwithstanding the foregoing, provided that there is not then an Event of Default (as defined in the Mortgage) which has occurred and is continuing under the Loan, the amount held by Lender in the Payment Reserve Account will be released by the Lender to the Borrower upon the earlier of (i) Borrower’s successful compliance with the Debt Service Coverage Ratio covenant under Section 6.10 of the Loan Agreement for two consecutive quarterly reporting periods beginning with the quarterly reporting period ending November 25, 2006, or (ii) the payoff date of the Loan.”
          The Loan Agreement and Promissory Note shall remain in full force and effect, without modification except as set forth herein or in any other amendments entered into in accordance with the requirements of the Loan Agreement and/or Promissory Note, as applicable.
          This Waiver and Amendment may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which constitute but one agreement.
          If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Waiver and Amendment and return the same to the Borrower, whereupon this Waiver and Amendment shall become a binding agreement between the Lender and the Borrower.

Sincerely,

COMMERCE BANK

/s/ James E. Senske

By:	James E. Senske
Its:	President
Acknowledged as of the date first written above.

HEI, INC.

/s/ Mack V. Traynor, III

By:	Mack V. Traynor, III, June 21, 2006
Its:	President & CEO